POWER OF ATTORNEY

The person whose signature appears below hereby appoints Lori K.Geadelmann as his attorney-in-fact to sign and file on his behalf individually and in the capacity stated below such registration statements (including any pre-effective amendments, post-effective amendments, exhibits, applications and other documents) with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of variable annuity contracts (specifically the registration statements filed under the Securities Act of 1933 with Securities and Exchange Commission filing numbers 33-67538 and 333-87632) and variable life insurance policies (specifically the registration statements filed under the Securities Act of 1933 with Securities and Exchange Commission filing numbers 33-12789 and 333-87766) issued by Farm Bureau Life Insurance Company.

Signature	Title	Date

/s/ Brent E. Johnson	Director	02/26/2019
/s/ Kevin Krentz	Director	02/22/2021
/s/ Richard Felts	Director	03/02/2015
/s/ Craig D. Hill	Director	04/09/2012
/s/ Mark McHargue	Director	02/22/2021
/s/ Stefanie A. Smallhouse	Director	11/14/2017
/s/ Kevin Paap	Director	04/09/2012
/s/ Mark H. Buskohl	Director	02/28/2018
/s/ Richard J. Plowman	Director	01/29/2020
/s/ William R. Frazee	Director	02/25/2019
/s/ Scott VanderWal	Director	04/07/2012
/s/ Rodd A. Moesel	Director	02/28/2018
/s/ Bryan Searle	Director	03/02/2016
/s/ Ron Gibson	Director	03/02/2016
/s/ Daryl Lies	Director	03/02/2016
/s/ Andrew A. Hill	Director	01/29/2020
/s/ Hans C. McPherson	Director	03/20/2017
/s/ Todd R. Fornstrom	Director	03/20/2017
/s/ Craig W. Ogden	Director	03/20/2017